UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of SuccessFactors, Inc. annually conducts a review of Board performance and structure, which includes an evaluation of the Board's composition and membership, committee structure and membership, and overall leadership structure and governance practices. The Board considers it a good governance practice to periodically rotate Board leadership roles, including the chairperson roles of the Board and its committees, among members of the Board who have suitable backgrounds and availability to perform these roles. As part of its annual review, the Nominating and Corporate Governance Committee recommended, and on June 9, 2010, the Board approved, the following committee assignments effective as of June 9, 2010:

Audit Committee:	Eric Dunn (Chair), William McGlashan and Elizabeth Nelson
Compensation Committee:	Douglas Burgum (Chair), David Strohm and David Whorton
Nominating and Corporate Governance Committee:	Elizabeth Nelson (Chair), William McGlashan and David Strohm
Mergers and Acquisitions Committee:	William McGlashan (Chair) and Elizabeth Nelson

At the same time, the Nominating and Corporate Governance Committee recommended, and the Board approved, the appointment of Douglas Burgum as independent Chairman of the Board, succeeding David Strohm, who has held this role since 2005 and has been a Director since SuccessFactors was founded in 2001. Mr. Burgum has been a Director of SuccessFactors since 2007, and was previously Chairman and CEO of Great Plains Software, Inc., and following its acquisition by Microsoft Corporation in 2001, a Senior Vice President of Microsoft until 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith Hillary Smith General Counsel and Secretary

Date: June 9, 2010